Exhibit 99.8(c)(i)

AMENDMENT TO PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY PARTICIPATION AGREEMENT

Protective Life and Annuity Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II And Variable Insurance Products Fund III Variable Insurance Products Fund IV, and Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated April 11, 2007, as amended, by doing the following:

  Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 15th day of October, 2020.
Protective LIFE AND ANNUITY INSURANCE COMPANY
By: /s/ Steve Cramer

Name:
 Steve Cramer

Title:  Chief Product Officer - Retirement Division
VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC
By: /s/ Robert Bachman

Name: Robert Bachman
Title:   EVP

Schedule A
Separate Accounts and Associated Contracts (PLAIC)
(October 1, 2020)
Name of Separate Account and Date Established by the Board of Directors	Contracts Funded by Separate Account and Policy Form Numbers

Variable Account A of Protective Life (12/01/1997)	Protective Elements Classic Variable Annuity NY
Protective Variable Annuity NY
ProtectiveAccess XL NY Variable Annuity
ProtectiveRewards NY Variable Annuity
ProtectiveRewards Elite NY Variable Annuity
Protective Variable Annuity NY B, C, & L Series
Protective Variable Annuity II B Series NY
Protective Investors Benefit Advisory Variable Annuity NY

PLAIC Variable Annuity Account S (07/22/2020)	Schwab Genesis Advisory NY Variable Annuity
Schwab Genesis Variable Annuity NY
Protective COLI VUL Separate Account (02/25/2020)	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL